UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 19, 2010.

MAXSYS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53148	26-0904488
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22817 Ventura Blvd., Suite #462, Woodland Hills, CA 91364
(Address of principal executive offices)(Zip Code)

(818) 943-8068
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 19, 2010, Maxsys Holdings, Inc. (the “Company”) entered into a Memorandum of Understanding (the “MOU”) with Dalian Pauley Shield, a bio-engineering company, a Corporation duly incorporated in the People's Republic of China ("PRC") under the laws of the PRC with its main office located in Dalian, China.

Said MOU expresses their mutual understanding of the principal framework in respect of an acquisition plan proposed by Company.  Both Parties have affirmed their respective commitments to implementing steps outlined in the MOU to enter into a Share Exchange Agreement, consummating the general agreements contemplated therein. Under said MOU, both parties agree to apply their best efforts, working in good faith to complete said Share Exchange Agreement.

(c) Exhibits

Exhibit No.	Description
99.1	Memorandum of Understanding dated December 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxsys Holdings, Inc.
Dated: December 20, 2010	By:	/s/ Bill Elder
Bill Elder
Title: CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Memorandum of Understanding dated December 19, 2009.